FOURTH AMENDMENT TO THE
FEDERAL HOME LOAN BANK OF BOSTON
PENSION BENEFIT EQUALIZATION PLAN
(Effective January 1, 2009, as amended April 15, 2009)

WHEREAS, the Federal Home Loan Bank of Boston (the “Bank”) has adopted and currently maintains the Federal Home Loan Bank of Boston Pension Benefit Equalization Plan, effective January 1, 2009, as amended April 15, 2009 and from time to time thereafter (as so amended, the “Pension BEP” or “Plan”); and
WHEREAS, Section 6.1 of the Pension BEP reserves to the Board of Directors of the Bank the right to amend or terminate the Plan, in whole or in part, without the consent of any Member, Beneficiary or other person (as such capitalized terms are defined in the Plan); provided, however, that no amendment or termination of the Plan shall retroactively impair or otherwise adversely affect the rights of any Member or Beneficiary to benefits under the Plan which have accrued prior to the date of such action; and
    WHEREAS, the Bank desires to freeze the Pension BEP to new participants effective January 1, 2021, and to freeze all further benefit accruals under the Plan effective January 1, 2024:
NOW, THEREFORE, the Pension BEP is hereby further amended as set forth below:
1.Section 1.11 of the Pension BEP is amended by adding the following sentence to the end thereof, effective January 1, 2021:
Notwithstanding the foregoing, no employee shall become an Eligible Executive in the Plan on or after January 1, 2021, except to the extent such employee was previously an employee of the Bank participating in the Qualified Plan and is rehired prior to January 1, 2024 and prior to incurring a one-year break in service so as to be eligible to accrue additional benefits under the Qualified Plan.
2.Section 2.3 of the Pension BEP is amended by adding the following sentence to the end thereof, effective January 1, 2024:

No Executive shall accrue additional benefits under the Plan after December 31, 2023. On and after January 1, 2024, no Executive shall become eligible for enhanced disability benefits or enhanced active service death benefits (as such benefits are described in the Qualified Plan) under this Plan.
3.Section 3.1 of the Pension BEP is amended by adding the following sentence to the end of the penultimate paragraph thereof, effective January 1, 2024:
No Executive shall accrue additional benefits under the Plan after December 31, 2023.
4.Section 4.1 of the Pension BEP is amended by adding the following sentence to the end thereof, effective January 1, 2024:
No additional benefits shall accrue under the Plan after December 31, 2023.

Executed this __30th_ day of __November____, 2020.
FEDERAL HOME LOAN BANK OF BOSTON

By: /s/ Barry F. Gale_______
Barry F. Gale
SVP/Chief Human Resources Officer, OMWI Director